Exhibit 10.21

                        ALLMERICA FINANCIAL CORPORATION
            AMENDED AND RESTATED FORM OF NON-SOLICITATION AGREEMENT


This Agreement is made this 4th day of April, 1997, between ALLMERICA FINANCIAL CORPORATION, a Delaware corporation (hereinafter referred to collectively with its subsidiaries, as the "Company"), and _______________ (the "Employee").

WHEREAS, Employee acknowledges that the Company could be significantly harmed if the Employee solicits the Company's employees, agents, brokers, or clients, or discloses any proprietary or confidential business information of the Company.

NOW, THEREFORE, in consideration of the continued employment of the Employee by the Company and the Employee being selected to be a participant in the Company's Employment Continuity Plan and the receipt by the Employee of restricted stock pursuant to the terms of a certain Restricted Stock Agreement dated April 4, 1997, the Employee and the Company agree as follows:

 1. Non-Solicitation.

During the period that the Employee is employed by the Company and for a period of two (2) years after the termination or expiration thereof, the Employee will not directly or indirectly:

(a)recruit, solicit or induce, attempt to induce, or assist or encourage a third party to solicit or recruit any employee(s), agent(s) or broker(s) of the Company to terminate their employment with, or otherwise cease their relationship with the Company; or

(b)solicit, divert or take away, attempt to divert or to take away, or assist or encourage a third party to solicit or divert the business or patronage of any of the policyholders, clients, customers or accounts of the Company which were contacted, solicited or served while the Employee was employed by the Company.

In addition, the restrictions set forth in this Section 1.(b) shall apply to prospective clients, customers or accounts of the Company which were contacted or solicited by the Employee or which the Employee has specific knowledge that such prospective clients, customers, accounts were solicited by the Company while the Employee was employed by the Company. Any prospective client, customer or account, which does not, within a one year period from the date of initial contact become a client, customer or account of the Company, shall no longer be considered a prospective client, customer or account of the Company, unless a new contact or solicitation is instituted by the Employee or by the Company with the Employee's knowledge.

2. Unenforceability.

(a) If any restriction set forth in Section 1 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

(b) The restrictions contained in Section 1 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of Section 1 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

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3. Proprietary Information and Developments.

3.1 Proprietary Information.

(a) Employee agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company's products, servicers, customers or business or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include products, processes, methods, techniques, projects, plans, research data, financial data, personnel data, computer programs, and policyholders, client, agent, broker and supplier lists. Employee will not disclose any Proprietary Information to others outside the Company or use the same for any unauthorized purposes without written approval by a vice president of the Company, either during or after his/her employment, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

(b) Employee agrees that all files, letters, memoranda, reports, records, data or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his/her custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his/her duties for the Company.

(c) Employee agrees that his/her obligation not to disclose or use information, know-how and records of the types set forth in paragraphs
(a) and (b) above, also extends to such types of information, know-how, records and tangible property of clients of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee in the course of the Company's business.

3.2 Developments.

(a) Employee agrees that all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by the Employee or under his/her direction or jointly with others during his/her employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments") shall be the sole property of the Company.

(b) Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his/her right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this
Section 3(b) shall not apply to Developments which do not relate to the present or planned business of the Company and which are made and conceived by the Employee not during normal working hours, not on the Company's premises and not using the Company's tools, devices, equipment or Proprietary Information.

(c) Employee agrees to cooperate fully with the Company, both during and after his/her employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights and patents (both in the United States and foreign countries) relating to Developments. Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignment of priority rights, and powers of attorney, which the Company may deem are reasonably necessary or desirable in order to protect its rights and interests in any Development.

4. Other Agreements.

Employee hereby represents that he/she is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his/her employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. Employee further represents that his/her performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him/her in confidence or in trust prior to his/her employment with the Company.

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5. Notices.

All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown below, or at such other address or addresses as either party shall designate to the other in accordance with this Section.

The Company: Allmerica
Financial Corporation
440 Lincoln Street
Worcester, MA 01653
Attention: Law Department
The Employee: Home Address as
reflected on Company records.

6. Pronouns.

Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

7. Entire Agreement.

This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject this of this Agreement.

8. Amendment.

This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

9. Employment Continuity Plan. The Employee's selection to be a participant in the Company's Employment Continuity Plan (the "Plan") does not mean that the Employee cannot be removed as a Participant in the Plan. Participation in the Plan is in accordance with the Plan's provisions and as determined by the Committee (as defined in the Plan). Removal as a Participant in the Plan does not affect your obligations under this Agreement.

10. Governing Law.

This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts.

11. Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

12. Miscellaneous.

12.1 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

12.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

12.3 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year set forth above.

                            ALLMERICA FINANCIAL CORPORATION



                            By:
                            Bruce C. Anderson
                            Vice President


                            EMPLOYEE




                           Printed Name:


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